                                                                                                                                         EXHIBIT 99.1

March 15, 2004

JPMorgan Chase Bank

4 New York Plaza 6th Floor

6th Floor

New York, NY 10004

Attention: Joshua Safchik

Institutional Trust Services Structured Finance

Pursuant to Section 3.9 of the Indenture, dated as of November 16, 2004, (Indenture), between GE COMMERCIAL EQUIPMENT FINANCING,
LLC, Series 2004-1 (the “Company”) and JPMORGAN CHASE BANK, as Indenture Trustee, the undersigned hereby certify that:

(i) a review of the activities of the Company during the previous fiscal year and of performance under the Indenture has been made under the supervision of the undersigned; and

(ii) to the best knowledge of the undersigned, based on such review, the Company has complied with all conditions and covenants under the
Indenture throughout such year.

GE COMMERCIAL EQUIPMENT FINANCING LLC, SERIES 2004-1

By: CEF Equipment Holding, L.L.C., its Managing
    Member

By:   /s/ Michael Cipolla
Name: Michael Cipolla
Title:  Vice President and Principal Servicing
Officer

                                                                                            EXHIBIT 99.1

March 15, 2005

GE Commercial Equipment Financing LLC, Series, 2004-1

44 Old Ridgebury Road

Danbury, Connecticut 06810

Attention: Capital Markets Operations

Pursuant to Section 2.8 of the Servicing Agreement, dated as of November 16, 2004, (“Agreement”), between GE Commercial Equipment Financing,
LLC, Series 2004-1 and General Electric Capital Corporation, as Servicer, the undersigned hereby certify that:

(i) a review of the activities of the Servicer since the Cut-Off Date and of its performance under the Servicing Agreement has been made under the supervision of the undersigned; and

(ii) to the best knowledge of the undersigned, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement throughout such period.

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Michael Cipolla
Name: Michael Cipolla
Title: Principal Servicing Officer
cc: JPMorgan Chase Bank